UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

GXS Worldwide, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-167650 (Commission File Number)	35-2181508 (IRS Employer Identification Number)

9711 Washingtonian Boulevard, Gaithersburg, MD (Address of principal executive offices)	20878 (Zip Code)

301-340-4000 (Registrant's telephone number, including area code) Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed further in Item 5.07 below, on May 31, 2013, the stockholders of GXS Group, Inc. (“GXS Group”), the Registrant’s ultimate parent, approved an amendment (the “Amendment”) to the 2010 GXS Group, Inc. Long Term Incentive Plan (the “Plan”) to increase the number of shares available in connection with grants of stock options and other stock-based compensation awards under the Plan from 17.5 million to 23.7 million shares.

The foregoing description of the Amendment and related matters is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 31, 2013, pursuant to Delaware Corporation Law Section 228, stockholders holding a majority of the outstanding shares of the common stock and the Series A Preferred Stock of GXS Group (each class together, and collectively on an as converted basis) approved, on the recommendation of the GXS Group Board of Directors, the Amendment to increase the number of shares available in connection with grants of stock options and other stock-based compensation awards under the Plan from 17.5 million to 23.7 million shares.

Item 9.01	Financial Statements and Other Exhibits.

(d)    Exhibits

Exhibit Number	Description

10.1	Amendment to the 2010 GXS Group, Inc. Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GXS WORLDWIDE, INC.

By: /s/ Richard B. Nash
Name: Richard B. Nash
Title: Senior Vice President, General Counsel and Secretary

Dated: June 6, 2013